                             DATED 24 APRIL 1997





                     (1)    TELE-COMMUNICATIONS
                            INTERNATIONAL, INC.


                     (2)    FLEXTECH p.l.c.


                     (3)    FLEXTECH DIGITAL BROADCASTING LIMITED


                     (4)    BBC WORLDWIDE LIMITED


                     (5)    UK CHANNEL MANAGEMENT LIMITED


                     (6)    UK GOLD HOLDINGS LIMITED





                                 "STEP-IN" DEED
                   RELATING TO UK CHANNEL MANAGEMENT LIMITED





                                  DENTON HALL
                               FIVE CHANCERY LANE
                                 CLIFFORD'S INN
                                LONDON  EC4A 1BU
                               FAX: 0171-404-0087
                               TEL: 0171-242-1212

                                    CONTENTS


CLAUSE                  HEADING                                          PAGE
------                  -------                                          ----
 1.    INTERPRETATION                                                      1
 2.    CONDITIONS PRECEDENT                                                4
 3.    FUNDING OBLIGATIONS                                                 4
 4.    TINTA'S RIGHTS AND OBLIGATIONS                                      7
 5.    SUBORDINATION                                                       9
 6.    CLAWBACK                                                           14
 7.    PROTECTIVE COVENANTS                                               16
 8.    CHANGE OF CONTROL                                                  18
 9.    TINTA CONDUCT                                                      19
10.    CONFIDENTIALITY                                                    20
11.    FEE                                                                20
12     CO-SALE RIGHTS                                                     20
13.    CONFLICT WITH THE SHAREHOLDERS' AGREEMENT                          20
14.    NO ASSIGNMENT                                                      21
15.    WAIVERS, REMEDIES CUMULATIVE, AMENDMENTS, ETC.                     21
16.    INVALIDITY AND RESTRICTIVE TRADE PRACTICES                         21
17.    NO PARTNERSHIP AGENCY                                              21
18.    ANNOUNCEMENTS                                                      21
19.    COSTS                                                              22
20.    ENTIRE AGREEMENT                                                   22
21.    NOTICES                                                            22
22.    FURTHER ASSURANCES                                                 22
23.    GOVERNING LAW AND SERVICE OF PROCESS                               22

THIS DEED OF AGREEMENT is made on 24 April, 1997


BETWEEN:

(1) TELE-COMMUNICATIONS INTERNATIONAL, INC. ("TINTA") a corporation organised and existing under the laws of the state of Delaware whose head office is at 5619 DTC Parkway, Englewood, Colorado 80111, United States of America;

(2) FLEXTECH p.l.c. ("FLEXTECH PARENT") registered in England with number 2688411 whose registered office is at The Quadrangle, Imperial Square, Cheltenham GL50 1YX;

(3)    FLEXTECH DIGITAL BROADCASTING LIMITED   ("FLEXTECH") registered in
       England with number 3298737 whose registered office is at The Quadrangle, Imperial Square, Cheltenham GL50 1YX;

(4) BBC WORLDWIDE LIMITED ("WORLDWIDE") registered in England with number 1420028 whose registered office is at Woodlands, 80 Wood Lane, London W12 0TT; and

(5) UK CHANNEL MANAGEMENT LIMITED (the "COMPANY") registered in England with number 3322468 whose registered office is at Woodlands aforesaid

(6) UK GOLD HOLDINGS LIMITED ("UK GOLD HOLDINGS") registered in England under number 3248738 whose registered office is at The Quadrangle, Imperial Square, aforesaid.

WHEREAS:

(A) Flextech Parent, Flextech, Worldwide and the Company have, on the date hereof, entered into the Shareholders' Agreement in respect of the subscription of Shares by Flextech in, and which contains other matters relating to, the Company

(B) At the request of Worldwide, TINTA has agreed on the terms of this Deed not to hold certain interests in Competing Channels and, in certain circumstances, to assume the TINTA obligations of Flextech under the Shareholders' Agreement provided that on such assumption it acquires Flextech's equity interest in the Company for no further consideration.

(C) The Shareholders' Agreement is conditional upon, among other things, a TINTA Agreement having been entered into and becoming unconditional

(D) It is intended by the parties hereto that this Deed shall be the TINTA Agreement for the purposes of the Shareholders' Agreement and the parties have agreed to enter into this Deed upon the terms and conditions set out herein


IT IS AGREED as follows:


1.     INTERPRETATION

2. In this Deed and in the recitals hereto the following words and expressions shall have the following meanings:

       "BANK GUARANTEE": an unconditional guarantee to Worldwide and the Company of the funding obligations of Flextech under Clauses 16.l.2 and
       16.1.3 of the Shareholders' Agreement by either a London clearing bank or a bank with a Moody's credit rating no worse than A1P1;

       "FACILITY AGREEMENT" means a facility agreement for a revolving credit facility of even date herewith and entered into between Flextech Parent as borrower (1), Flextech (1992) p.l.c. as borrower (2), the companies whose names, registered offices and registered numbers are set out in Part A of Schedule 1 thereto as guarantors (3), The Toronto-Dominion Bank as arranger (4), the banks and financial institutions whose names and addresses are set out in part B of Schedule 1 thereto as lending banks (5), The Toronto-Dominion Bank as agent (6) and The Toronto-Dominion Bank as security trustee (7);

       "RELEASE DATE": shall mean earliest of:

       (a) whichever is (for the purposes of Clauses 3, 4, and 11 hereof) the latest of and (for the purposes of Clause 7 hereof ) the earliest of:

              (i)    31st December, 2011;

              (ii) the date on which Flextech shall no longer have any funding obligations or commitments towards the Company (whether or not accrued) pursuant to Clauses 16.1.2 and
                     16.1.3 of the Shareholders' Agreement other than by reason of TINTA's assumption of such obligations pursuant to the provisions of this Deed or by reason of any insolvency or other incapacity of Flextech;

              (iii) the date (determined in writing by the auditors (acting as experts not arbitrators) at the election of any of the parties if not agreed between them) on which the Company shall have:

                     (aa) repaid all its borrowings under, and discharged its other liabilities in relation to, the Loan Stock it shall have drawn down; and

                     (bb) adopted or approved an Annual Budget (including, if applicable, a Default Budget) which shows that the Company is in a position to meet and discharge all its present and future (taking into account any foreseeable changes in circumstances) obligations, liabilities, commitments and cash requirements out of its operating revenue without any further external financing:

              (iv) the date on which Worldwide and its Associates shall have received dividends and other payments under Clause 17.2.3 of the Shareholders' Agreement exceeding L.20,000,000 in total;

       (b) the date on which a Bank Guarantee , or a guarantee pursuant to Clause 19.6 of the Shareholders' Agreement is delivered to Worldwide and the Company;

       (c)    the Termination Date;

       (d) the date on which pursuant, to Clause 23 thereof, the Shareholders' Agreement terminates or such other date as TINTA may agree

       the "SHAREHOLDERS' AGREEMENT": the Subscription and Shareholders' Agreement relating to the Company dated 16th March 1997 between the parties to this Deed (except TINTA);

       "SHARE INTEREST": the interest of any person in Shares and/or any other shares in the capital of the Company and any securities or loans convertible into shares in the capital of the Company;





                                       2.

       "TAXATION": any tax, charge, duty or levy imposed whether in the United Kingdom, the United States of America or elsewhere including (without prejudice to the generality of the foregoing):

       (i) in the United Kingdom (without limitation), income tax, corporation tax, advance corporation tax and amounts equivalent to advance corporation tax, any liability under Section 601 of the 1988 Act, capital gains tax, value added tax, capital transfer tax, stamp duty, stamp duty reserve tax; and

       (ii) outside the United Kingdom (without limitation) taxes on gross or net income, profits or gains, receipts, sales, use, occupation, franchise, value added, wealth, personal property or other taxes, charges, duties, levies, imposts or withholdings of any nature whatsoever; and

       shall further include any penalty, fine, surcharge or interest payable in addition to or in connection with any such tax, charge, duty or levy;

       "TCI GROUP": Tele-Communications Inc and each company it controls (but only so long as they are so controlled) but excluding any members of the TINTA Group and the Flextech Group;

       "TINTA GROUP": TINTA and each its company it controls (but only for so long as they are so controlled) but excluding any member of the Flextech Group;

       "TINTA RATE": 2% per annum above TINTA's marginal cost of funds from time to time.

3. A company or entity shall have "CONTROL" over another company or entity only if the first company or entity shall be entitled to exercise more than 50% of the voting rights in the latter company or entity; and "CONTROLLED" and "CONTROLLING" shall be construed accordingly. For this purpose, if a person holds voting rights which that person is legally obliged to, and can only, exercise according to the absolute directions of another person, then that latter person shall be deemed to be entitled to exercise the votes held by the former person.

4. Words and expressions defined in the Shareholders' Agreement shall have the same meanings herein unless otherwise defined herein.

5. References in this Deed to Clauses, sub-Clauses, paragraphs and Schedules are references to those contained in this Deed.

6. Headings are for ease of reference only and shall not be taken into account in construing this Deed.

7. Where the context admits, any reference to "FLEXTECH" herein shall be construed as a reference to any /each and every (as appropriate) member of the Flextech Group.

8.     CONDITIONS PRECEDENT

9. Clauses 2.1 and 2.2 and Clauses 1, 10 and 13 to 23 of this Deed, shall come into effect upon signing of this Deed. Other provisions of this Deed shall be conditional upon the Shareholders' Agreement having become unconditional in all respects and all the Conditions Precedent having been complied with or (with TINTA's prior consent) waived in accordance with their terms (save as regards any condition contained in the Shareholders' Agreement relating to this Deed becoming unconditional).

10. This Deed (except for the provision of this Clause and Clauses 1, 10 and 13 to 23) shall cease to have any further effect, and the rights and obligations of the parties under this Deed (except for those set out in such Clauses) shall cease (but without prejudice to the rights of the parties in relation to any antecedent breach of any provision of this Deed by any other party) on the date





                                       3.

       (if it occurs) on which the Shareholders' Agreement shall cease to have any effect pursuant to Clause 2.5 thereof (save for the clauses therein mentioned) PROVIDED ALWAYS that the parties to the Shareholders' Agreement shall not extend the time for satisfaction of the Conditions Precedent as specified in the Shareholders' Agreement (that is, 31st May
       1997) without TINTA's prior consent, such consent not to be unreasonably withheld or delayed.

11. Immediately after Completion of the Shareholders' Agreement, TINTA shall subscribe in cash at par for, and the Company shall allot, 1 "C" share in the capital of the Company and the Company shall issue to TINTA its certificate in respect of such "C" share.

12.    FUNDING OBLIGATIONS

13. If Worldwide shall serve any notice on Flextech pursuant to the provisions of Clauses 16.15 to 16.17 inclusive of the Shareholders Agreement it shall serve a copy of such notice on TINTA on the same day (in the local time of the recipient) or as soon as practicable thereafter.

14. If Worldwide shall have served a Final Notice in relation to any Default by Flextech and the relevant Default Amount shall not have been paid by Flextech or Flextech Parent, then, provided that the Default shall be continuing and Worldwide shall have complied with the provisions of Clause 3.1 but subject to Clauses 3.4 and 3.5, Worldwide shall be entitled, immediately after or at any time within 90 days after service of such Final Notice on Flextech and TINTA to serve a notice on both TINTA and Flextech (a "REQUEST NOTICE") to demand that TINTA shall "step in" and pay and discharge the Default Amount which amount TINTA shall pay forthwith to the Company to the extent not already paid by Flextech.

3.3.1 Within 2 business days after the service of a Request Notice, Worldwide, TINTA and Flextech shall procure that A Directors appointed by Flextech shall (without compensation) if required by TINTA each resign from their office and an equal number of TINTA's nominees shall be appointed as A Directors in their place.

3.3.2 Flextech shall indemnify TINTA and/or the Company (as appropriate) against any compensation for loss of office, claim, demand, action, damages, loss, costs and/or expenses TINTA and/or the Company may incur or be liable in respect of such resignation of such A Directors appointed by Flextech.

3.3.3 Flextech hereby irrevocably appoints TINTA and each and every director of TINTA from time to time to be the attorney of Flextech in the name and on behalf of Flextech and as the act and deed of Flextech to do, implement and/or give effect to any or all of the above matters.

3.4 The right of Worldwide to serve a Request Notice pursuant to Clause 3.2 shall terminate and cease to have effect (without prejudice to the effects of a Request Notice already validly served) and TINTA's obligations pursuant to Clause 4.1 shall not arise if :

       (a) Worldwide shall not have served a Request Notice before the Release Date;

       (b) without TINTA's prior written consent (such consent not to be unreasonably withheld or delayed) the Company and/or any other member of the Group shall do any act or thing requiring a Unanimous Shareholders' Decision pursuant to any of Clauses
              14.1.2 (other than in relation to distributions), 14.1.3 (otherwise than as required by this Deed), 14.1.4, 14.1.5, 14.1.6 (other than changes which are not material to the overall nature of the Business or which are the discontinuation of any business or are the commencement of any business which is ancillary to the Business), 14.1.8. 14.1.9, 14.1.12 (other than any business which is ancillary to the Business or which is not material to the overall Business), 14.1.13, 14.1.14, 14.1.16, 14.1.20 (other than in relation to termination or in any respect which is not material), 14.1.23, or 14.1.26 (other than in relation to any discontinuation)





                                       4.

              of the Shareholders' Agreement or shall launch or commence transmission of any Channel other than the Specified Channels; or

       (c) without TINTA's prior written consent Flextech shall have agreed to provide funding pursuant to Clause 16.1.5 of the Shareholders' Agreement; or

       (d) without TINTA's prior written consent (such consent not to be unreasonably withheld or delayed) the Company shall make any borrowings pursuant to Clause 16.1.4 of the Shareholders' Agreement secured against any of the assets of the Group or on terms that any Loan Stock issued or to be issued to or held by Flextech or TINTA or any indebtedness owing from any member of the Group to Flextech or TINTA shall in any way be subordinated to such borrowings or otherwise postponed or shall in any way rank after such borrowings in respect of repayment of principal or payment of interest; or

       (e) Worldwide shall have served of a Purchase Notice pursuant to and in accordance with Clause 19 of the Shareholders' Agreement upon a BBC Change in Circumstances, or upon a Flextech Change of Control (subject to the provisions of Clause 8) by virtue of a change in control of Flextech or TINTA for the purposes of that Clause 19;

       (f) Worldwide shall have Transferred any of its Interest to any company or entity in whom BBC, (or any member of the BBC Group in whom BBC has less than 75% of the voting and economic rights) shall not have less than 75% of the voting or economic rights; or

       (g) BBC shall have ceased to control more than 50% of the voting rights of Worldwide or own beneficially more than 50% of the equity capital of Worldwide; or

       (h) the Articles are changed or any condition or provision of the Shareholders' Agreement, and/or the terms of any Loan Stock and/or (in any material respect) the Supplementary Agreements shall have been modified, varied, novated or waived, without the prior written consent of TINTA (in particular, but without limiting the generality of the foregoing, the funding obligations of Flextech pursuant to Clauses 16.1.2 and 16.1.3 of the Shareholders' Agreement); or

       (i) all of Flextech's funding obligations pursuant to Clauses 16.1.2 and 16.1.3 of the Shareholders' Agreement shall have been discharged whether by any member of the Flextech Group or by TINTA or released by Worldwide (other than pursuant to the provisions of this Deed); or

       (j) Flextech shall cease to have any funding obligations or commitment towards the Company pursuant to Clauses 16.1.2 and
              16.1.3 of the Shareholders' Agreement (except where such cessation shall be the result of the provisions of Clause 4); or

       (k) there shall have been a Transfer of any of Flextech's Share Interest pursuant to the provisions of Clause 18 of the Shareholders' Agreement (other than a Transfer in accordance with Clause 18.2 thereof) or otherwise with the consent of Worldwide to any person being at the date of such transfer:-

              (i) neither a member of the Flextech Group in whom Flextech Parent shall have 75% or more of the voting and economic rights nor a member of the TINTA Group; or

              (ii) a member of the Flextech Group unless such transferee shall have first executed a deed of adherence making the same subject to and bound by the provisions of the Shareholders' Agreement, the Flextech Agreements and this Deed as if it were an original party thereto or hereto in the place of Flextech; or





                                       5.

       (l) any person (other than Worldwide, any member of the BBC Group or any member of the Flextech Group or pursuant to a Transfer in accordance with Clause 18.2 of the Shareholders' Agreement) shall hold or be beneficially entitled to any Share Interest in the Company;

       (m)    a Termination Event has occurred;

       (n) the Shareholders' Agreement shall have terminated in accordance with its terms.

3.5 The right of Worldwide to serve a Request Notice pursuant to Clause 3.2 shall be suspended:-

       14.1   if an Event of Default, or any of the events listed in Clause
              16.12 of the Shareholders' Agreement, shall have occurred and is continuing and has not been remedied; or

       14.2 upon the occurrence of a BBC Change in Circumstances or a Flextech Change of Control (arising by virtue of a change in control of TINTA) until the earlier of:

              (a)    the expiry of 90 days from such occurrence; and

              (b) the service of a Purchase Notice in respect of such BBC Change in Circumstances or Flextech Change of Control (arising by virtue of a change in control of TINTA).

       After such suspension shall have come to an end pursuant to the provisions of this Clause 3.5, the right of Worldwide to serve a Request Notice pursuant to Clause 3.2 shall revive (but without any retrospective effect) unless the same shall terminate or shall have terminated pursuant to the provisions of Clause 3.4.

3.6 The provisions of this Deed shall be without prejudice and in addition to any right remedy or course of action which Worldwide or any other member of the BBC Group has or may at any time have against Flextech or Flextech Parent whether pursuant to the Shareholders' Agreement or any other Supplementary Agreement or otherwise, all of which rights remedies and/or courses of action are preserved in full, except that Flextech shall be relieved of its obligations in respect of the Default Amount the subject of a Request Notice (provided that TINTA shall have discharged the same amount pursuant to the provisions of this Deed) and (unless and until Flextech shall have exercised its rights under Clause
       6) all other outstanding funding obligations under Clause 16 of the Shareholders' Agreement.

3.7 Time is of the essence in respect of the service of notice on TINTA pursuant to Clauses 3.1 and/or 3.2.

3.8 If Worldwide or any member of the BBC Group shall propose to commence proceedings against Flextech and/or Flextech Parent ("PROCEEDINGS") in respect of any matter relating to the Shareholders' Agreement or Supplementary Agreement, Worldwide shall give notice to TINTA of such proposal before such Proceedings are commenced or initiated.

3.9    TINTA shall be entitled:-

       (a) (if Worldwide shall have given notice pursuant to Clause 3.8 in respect of a breach of Flextech's funding obligation under the Shareholders' Agreement) within 21 days of such notice; or

       (b)    (if Worldwide shall not have given any notice pursuant to Clause
              3.8 but Proceedings shall have been commenced or initiated in respect of a breach of Flextech's funding obligations under the Shareholders' Agreement) at any time after commencement or initiation of the Proceedings





                                       6.

              to serve on Flextech and Worldwide a notice ("TINTA STEP-IN NOTICE") PROVIDED THAT by so doing it can reasonably be expected that the investment represented by Flextech's Share Interest can be protected and at such time Flextech is not in a position to meet the said funding obligations. Such TINTA Step-in Notice shall be deemed to be a Request Notice and the provisions of Clauses 3 and 4 shall apply accordingly.

15.    TINTA'S RIGHTS AND OBLIGATIONS

16. Upon service of a Request Notice by Worldwide pursuant to and in accordance with the provisions of this Deed:-

       16.1 subject to Clauses 4.2, 4.3 and 4.4, TINTA shall comply with all the outstanding obligations of Flextech pursuant to Clauses 5 to 23, 26 to 37 inclusive of the Shareholders' Agreement (and those Clauses only) as if it were an original party thereto in the place of Flextech provided that :

              (a) TINTA shall have no obligations pursuant to Clause 16.1.5 of the Shareholders' Agreement unless TINTA shall have given its prior written consent in respect of such obligations pursuant to Clause 3.4;

              (b) references in Clause 19 of the Shareholders' Agreement to a Flextech Change of Control shall be construed as references to TINTA change of control; and

              (c) Flextech Parent's guarantee should not extend to the performance by TINTA of its obligations under the Shareholders' Agreement.

       16.2 subject to TINTA's compliance with Flextech's outstanding funding obligations pursuant to Clauses 16.2 and 16.3 of the Shareholders Agreement (as they shall accrue from time to time) including any Default Amount, but without being subject to the obligations of Flextech or a Shareholder pursuant to the Shareholders Agreement except those mentioned in Clause 4.1(a), TINTA shall be entitled to all the rights of Flextech and Flextech Parent pursuant to the Shareholders' Agreement and shall be subject thenceforth to all the obligations of a Shareholder under Clauses 5 to 23 inclusive (except, subject to the proviso in Clause 4.1(a) of this Deed, Clause 16.1.5 of the Shareholders' Agreement) as if it were an original party thereto in the place of Flextech and as if it were a Shareholder for the purposes of the Shareholders' Agreement and as if Flextech has not breached any terms of the Shareholders' Agreement.

17. Subject to Clause 4.1(a), but notwithstanding any provisions of the Shareholders' Agreement, the rights of each of the Company and Worldwide in respect of any antecedent breach of the Shareholders' Agreement by Flextech (except any breach in respect of Flextech's funding obligations pursuant to Clauses 16.1.2, 16.1.3 or 16.1.5 of the Shareholders' Agreement if TINTA shall have given its consent pursuant to Clause 3.4) shall be against Flextech only and neither the Company nor Worldwide shall have any right of recourse, set-off, counterclaim or otherwise against TINTA in respect of such breach (except in respect of a breach of Flextech's said funding obligations). Notwithstanding the foregoing, TINTA shall not under any circumstances be liable in respect of any consequential loss resulting from any breach or default of Flextech in respect of the Shareholders' Agreement.

18. Subject to Clause 4.1, TINTA shall not have any obligations pursuant to the Shareholders' Agreement and shall not be deemed to have made or be liable for any representations to any of Worldwide, the BBC, the Company, Flextech or Flextech Parent including without limitation those on the part of Flextech or Flextech Parent contained in Clause 4 of the Shareholders' Agreement.





                                       7.

19.    If pursuant either to the exercise by a liquidator of powers under
       Section 178(2) of the Insolvency Act 1986 ("the Act") or any re-enactment of that section or (following an application under Sections 238 or 239 of the Act or any re-enactment of such sections) pursuant to an order of a court of competent jurisdiction) TINTA does not by this Deed, the Articles and the rights attaching to the "C" Share it subscribed under Clause 2.3 become, or subsequently ceases thereby to be, beneficially entitled to share capital of the Company entitling it to one half of the voting rights, profits and capital of the Company, TINTA's obligations arising under Clause 4.1 to assume Flextech's funding obligations under the Shareholders Agreement shall not, ipso facto, be released provided that:

       19.1 interest on Loan Stock subscribed by TINTA pursuant to that obligation ("TINTA LOAN STOCK") shall be at the TINTA Rate;

       19.2   TINTA shall be released from:

              (a)    its obligations under Clause 7.2 with immediate effect;

              (b) its obligations to assume Flextech's said funding obligation if, at any time service of the relevant Request Notice, any of the events listed in Clause 3.4(b) to (n) takes place without TINTA's prior consent, with effect from the occurrence of that event; and

       19.3 as a conditions precedent to the occurrence of any of the events listed in paragraphs (e), (f), (g) or (l) of Clause 3.4, Worldwide shall unconditionally purchase or procure the purchase or redemption of the TINTA Loan Stock (plus interest thereon at the TINTA Rate to the date of purchase or redemption) and of the "C" Share.

4.5 Within 14 days after the service of any Request Notice, Flextech shall sell, and TINTA shall purchase, Flextech's "A" Shares in consideration of L.1.

20.    SUBORDINATION

21. In this Clause 5 the following words and expressions shall have the following meanings:

       "TINTA LIABILITIES": all or any part of the present and future sums, liabilities and obligations payable or owing by the Company to TINTA or any member of the TINTA Group from time to time (whether actual or contingent, joint or several or otherwise howsoever) which arise under this Deed or the Shareholders' Agreement (before any amendments thereto agreed without Flextech's or Flextech Parent's consent) including without limitation any Loan Stock held by TINTA or any member of the TINTA Group from time to time and including accrued interest thereon but excluding day to day trading debts;

       "FLEXTECH LIABILITIES": all or any part of the present and future sums, liabilities and obligations payable or owing by the Company to Flextech or any member of the Flextech Group from time to time (whether actual or contingent, joint or several or otherwise howsoever) including without limitation any Loan Stock held by Flextech or any member of the Flextech Group from time to time including interest thereon but excluding day to day trading debts;

       "SUBORDINATION RELEASE DATE" shall be :

       (i) the Release Date if on such date there shall not be any TINTA Liabilities outstanding, or

       (ii) such later date on which all TINTA Liabilities shall have been discharged in full

22. Until the Subordination Release Date the Company will not (except to the extent that TINTA has previously consented in writing):





                                       8.

       22.1 (subject to Clause 5.5) pay or repay, or make any payment in respect of, or purchase or acquire, any of the Flextech Liabilities (in cash, property, securities or otherwise);

       22.2 permit any person to purchase or acquire any of the Flextech Liabilities;

       22.3 discharge any of the Flextech Liabilities in any way (including by way of consolidation of accounts, set-off or counterclaim);

       22.4 create or permit or subsist any Encumbrance over any of its assets for the payment or discharge of any of the Flextech Liabilities; or

       22.5 take or omit to take any action whereby the subordination achieved by this Clause 5 may be impaired

       PROVIDED THAT the Company may do any of such things set out in sub-Clauses (a) or (c) if at the time of such action:-

       (i) no notice has been served pursuant to Clauses 16.15 to 16.17 of the Shareholders' Agreement; and (except in respect of interest payable to Flextech for its Loan Stock)

       (ii) Flextech and/or Flextech Parent shall, in the opinion of its/their auditors, have sufficient working capital available for the Flextech Group's reasonably foreseeable working capital requirements and its funding obligations pursuant to Clause 16 of the Shareholders' Agreement.

23. Until the Subordination Release Date Flextech will not (except to the extent that TINTA has previously consented):

       23.1 (subject to Clause 5.5) demand or receive payment or repayment of, or receive any payment in respect of any of the Flextech Liabilities from the Company or any other source or apply any money or assets in discharge of any Flextech Liabilities ;

       23.2 discharge the Flextech Liabilities in any way (including by way of consolidation of accounts, set-off or counterclaim);

       23.3 permit to subsist or create any Encumbrance for the payment or discharge of any of the Flextech Liabilities;

       23.4 permit to subsist or receive any guarantee or other assurance against loss in respect of any of the Flextech Liabilities;

       23.5 take or omit any action whereby the subordination achieved by this Clause 5 may be impaired;

       23.6   (unless Clause 5.5 applies):

              (a)    accelerate any of the Flextech Liabilities;

              (b) enforce the Flextech Liabilities by execution or otherwise;

              (c) initiate or support or take any steps with a view to any insolvency, reorganisation or dissolution proceedings in respect of the Company; or

              (d) otherwise exercise any remedy for the recovery of the Flextech Liabilities (including, without limitation the exercise of any right of set-off, counterclaim or lien); and





                                       9.

       23.7   (i)    assign or dispose of, or create or permit to subsist any
                     encumbrance over, any of Flextech's Interest in the Company, the Flextech Liabilities, any interest in the Flextech Liabilities, the proceeds of the Flextech
                     Liabilities or the proceeds of any interest in the Flextech Liabilities to or in favour of any person; or

              (ii) transfer by novation or otherwise any of its rights or obligations in respect of any of the Flextech Liabilities to any person.

       PROVIDED THAT the Company may do any of such things set out in sub-Clauses (a), (b), (f)(ii) or (f)(iii) if at the time of such action:-

       (i) no notice has been served pursuant to Clauses 16.15 to 16.17 inclusive of the Shareholders' Agreement; and (except in the case of payments and demands referred to in Clause 5.3(a) and (b) in relation to interest payable to Flextech in respect of its Loan Stock) ;

       (ii) Flextech and/or Flextech Parent shall, in the opinion of its/their auditors, have sufficient working capital available for the Flextech Group's reasonably foreseeable working capital requirements and funding its obligations pursuant to Clause 16 of the Shareholders' Agreement.

24. If at any time before the Subordination Release Date during which there shall be any outstanding TINTA Liabilities:-

       24.1   (i)    Flextech receives a payment or distribution in respect of
                     any of the Flextech Liabilities from the Company or any other source; or

              (ii) Flextech receives the proceeds of any enforcement of any encumbrance or any guarantee for any Flextech Liabilities; or

              (iii) the Company makes any payment or distribution on account of the purchase or other acquisition of any of the Flextech Liabilities

              Flextech will hold the same in trust for and pay and distribute it to TINTA for application towards the TINTA Liabilities until the TINTA Liabilities are irrevocably paid in full.

       24.2 any of the Flextech Liabilities are discharged in any way (including by way of consolidation of accounts, set-off or counterclaim) Flextech will immediately pay an amount equal to the discharge to TINTA for application towards the TINTA Liabilities until the TINTA Liabilities are irrevocably paid in full.

       (c) for any reason, a trust in favour of, or a holding of property for, TINTA under this Deed is invalid or unenforceable, Flextech will pay and deliver to TINTA an amount equal to the payment, receipt or recovery in cash or in kind (or its value, if in kind) which Flextech would otherwise have been bound to hold on trust for or as property of TINTA.

25. If, at any time prior to the Subordination Release Date during which there shall be any outstanding TINTA Liabilities, the Company becomes subject to any insolvency, bankruptcy, reorganisation, administration, assignment or arrangement with creditors, liquidation, dissolution or other similar proceeding or distribution of its assets, whether or not involving insolvency (an "INSOLVENCY EVENT"):

       25.1 TINTA shall (subject to sub-Clause (b)), and is irrevocably authorised on behalf of Flextech to:

              (a)    claim, enforce and prove for the Flextech Liabilities;





                                      10.

              (b) file claims and proofs, give receipts and take all such proceedings and do all such things as TINTA sees fit to recover the Flextech Liabilities; and

              (c) receive all distributions on the Flextech Liabilities for application towards the TINTA Liabilities.

       25.2 if and to the extent that TINTA is not entitled to do any of the matters in sub-Clause (a), Flextech will do so in such manner and at such time as directed by TINTA.

       25.3 Flextech will hold all distributions in cash or in kind received or receivable by Flextech in respect of the Flextech Liabilities from the Company or from any other source in trust for TINTA and will (at Flextech's expense) pay and transfer the same to TINTA for application towards the TINTA Liabilities until the TINTA Liabilities are irrevocably paid in full.

       25.4 the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds is directed to pay distributions on the Flextech Liabilities direct to TINTA until the TINTA Liabilities are irrevocably paid in full. Flextech will give all such notices and do all such things as TINTA may direct to give effect to this provision.

26.    So long as any of the TINTA Liabilities are outstanding:

       26.1 TINTA may (and is hereby irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Flextech Liabilities and Flextech will provide all forms of proxy and of representation needful to that end; and

       26.2 if and to the extent that TINTA is not entitled to exercise a power conferred by the above Flextech:

              (a)    will exercise the power as TINTA directs; and

              (b)    will not exercise it so as to impair this subordination.

27.    (a)    The subordination provisions in this Clause 5 constitute a continuing subordination and benefit the ultimate balance of the TINTA Liabilities.

       (b) The subordination in this Clause 5 and the obligations of Flextech will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

              (i) any waiver granted to, or composition with the Company or other person;

              (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or encumbrance over assets of, the Company or other person in respect of the TINTA Liabilities or otherwise or any failure to realise the full value of any encumbrance; and

              (iii) any unenforceability, illegality or invalidity of any obligation of the Company or encumbrance in respect of the TINTA Liabilities or any other document or encumbrance.

       (c) Flextech waives any right it may have of first requiring TINTA (or any trustee or agent on its behalf) to proceed against or enforce any other rights or encumbrance or claim payment from any person before claiming the benefit of this Clause 5. TINTA (or any





                                      11.

              trustee or agent on its behalf) may refrain from applying or enforcing any money, rights or encumbrance.

       (d) Until the TINTA Liabilities have been irrevocably paid in full, TINTA (or any trustee or agent on its behalf) may:

              (i) apply any moneys or property received under this Clause 5 or from the Company or from any other person against the TINTA Liabilities in such order as it sees fit; and/or

              (ii) hold in suspense any moneys or distributions received from Flextech under Clauses 5.4 and 5.5 or on account of the liability of Flextech under this Deed.

       (e) Until the TINTA Liabilities have been irrevocably paid in full, Flextech will not by virtue of any payment or performance by it under this Deed or by virtue of the operation of Clauses 5.4 or 5.5:

              (i) be subrogated to any rights, encumbrance or moneys held, received or receivable by TINTA (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity;

              (ii) claim, rank, prove or vote as a creditor of the Company or other person in competition with TINTA (or any trustee or agent on its behalf); or

              (iii) receive, claim or have the benefit of any payment, distribution or encumbrance from or on account of the Company or other person.

28.    TINTA will not be liable to Flextech for:

       28.1 the manner of exercise or for any non-exercise of the powers under this Clause 5; or

       28.2   the failure to collect or preserve the Flextech Liabilities provided that if TINTA shall have failed to do any of the things or matters in Clause 5.5(a) within 21 days of occurrence of an Insolvency Event, Flextech shall have the right to do all such things or matters subject always to Clauses 5.5(b) to (d).

29.    (a)    Flextech agrees to execute all such further documents and do all such acts and things as may be necessary from time to time in the opinion of TINTA to ensure that at all times (while this Clause 5 is effective) the Flextech Liabilities are effectively subordinated to the TINTA Liabilities.

       (b) The perpetuity period for the trusts in this Clause 5 is 80 years.

       (c) By way of security for the obligations of Flextech under this Clause 5, Flextech irrevocably appoints TINTA as its attorney to do anything which Flextech:

              (a)    has authorised TINTA to do under this Clause 5; and

              (b)    is required to do by this Clause 5 but has failed to do.

              TINTA may delegate this power.

5.10 Notwithstanding any other provision of Clause 5, the proceeds of sale receivable from Worldwide pursuant to the exercise of its rights under Clauses 19 or 20 of the Shareholders' Agreement shall be applied as follows:





                                      12.

       (a) while Clause 5.11 applies to TINTA and Flextech and in respect of proceeds of sale relating to the Loan Stock :

              (i) first to TINTA and Flextech pro rata according to the amount of the TINTA Liabilities and the Flextech Liabilities (other than any of the same arising in respect of any Share Interest) at the time;

              (ii)   second to TINTA in respect of its Share Interest; and

       (b)    thereafter:

              (i)    first to TINTA, of an amount up to the sum of TINTA
                     Liabilities.

              (ii) second to Flextech of an amount equal to the sum of the Flextech Liabilities;

              (iii)  third to TINTA.

       For these purposes all interest calculations in TINTA Liabilities shall be at the TINTA Rate. Any other proceeds shall be dealt with in accordance with this Clause 5.

5.11 Whilst any amount is outstanding or capable of becoming outstanding under the Facility Agreement and the provisions of the Inter-Creditor Deed of even date between Flextech Parent, TINTA, The Toronto-Dominion Bank and the Company continue to have effect, Clauses 5.2(a) to (c), 5.3(a), (b) and (f), 5.4, 5.5, 5.6 and 5.7(d) and (e) (inclusive) shall not apply to Flextech Liabilities arising under any Loan Stock.

30.    CLAWBACK

31. Flextech shall have the right to serve a notice on TINTA, and TINTA shall be entitled to serve a notice on Flextech (each a "CLAWBACK NOTICE") on or before the expiry of 180 days from the date of the first Request Notice (in the case of Clause 3.3) or the relevant TINTA Step-In Notice (in the case of Clause 3.9) provided that:-

       31.1   no previous Clawback Notice shall have been served;

       31.2 on or prior to the service of such Clawback Notice, (in the case where the same was served by Flextech) Flextech and/or the Company shall have paid, or (in the case of where the same was served by TINTA) within three days after service of such Clawback Notice Flextech shall pay, to TINTA an amount in respect of such Clawback Notice (for no other





                                      13.

              purpose and on no other account), and without any set-off, withholding or deduction, equal to the total principal amount ("THE REPAYMENT AMOUNT") of funding provided by TINTA to the Company (including without limitation all amounts paid by TINTA in respect of the subscription of Loan Stock or its acquisition of Flextech's Share Interest) together with accrued interest thereon at the TINTA Rate, such interest being calculated and compounded monthly in arrears less the sum of :

              (a) any dividends received by TINTA on its Share Interest, less

              (ii)   any Taxation paid or payable by TINTA on such dividends;
                     and

       (c) TINTA shall not be permitted to serve a Clawback Notice earlier than 30 days before the expiry of the said 180 day period.

6.2 Within 14 days of the service by Flextech of a Re-Conversion Notice pursuant to Regulation 8.1 of the Articles:

       (a) Worldwide, Flextech and TINTA shall procure that A Directors appointed by TINTA shall (without compensation) if required by Flextech each resign from their office and that an equal number of Flextech's nominees shall be appointed as A Directors in their place; and

       (b) TINTA shall sell, and Flextech shall purchase for L.1.00, the Flextech "A" Shares purchased by TINTA pursuant to Clause 4.5.

6.3    Upon the service of a Clawback Notice in accordance with Clause 6.1:-

       (a)    the obligations of TINTA pursuant to Clause 4.1  shall cease;

       (b) Flextech shall forthwith comply with all of its outstanding obligations pursuant to the Shareholders' Agreement as if TINTA had never been a party thereto in its place and as if Flextech had never been relieved of such obligations;

       31.3 Flextech shall be treated as a Shareholder for the purposes of the Shareholders' Agreement for all purposes as if TINTA had never taken its place and as if it had provided the Repayment Amount to the Company; and

       31.4 Flextech Parent's guarantee under the Shareholders' Agreement shall revive as if it had never been released or waived

       PROVIDED THAT nothing in this Clause shall prejudice any accrued rights and/or obligations of any of the parties hereto or any rights and/or obligations the parties may have (pursuant to the provisions of this Deed including without limitation Clauses 3 and 4) in respect of any subsequent Request Notice in relation to any subsequent Default Amount and any obligations and liabilities of TINTA and Flextech following service of such a Request Notice.

6.4 Flextech and Flextech Parent hereby jointly and severally agrees to indemnify TINTA against all costs, expenses, claims, actions, demands, liabilities (whether or not in the nature of Taxation) or proceedings which TINTA or any member of the TINTA Group or any parent undertaking of TINTA or any subsidiary undertaking of any parent undertaking of TINTA may suffer or incur as a result of, or pursuant to, a Clawback Notice.

6.5 Neither Flextech nor TINTA shall be entitled to serve a Clawback Notice without Worldwide's consent if, between service of the Request Notice and service of the Clawback Notice:

       (a) a Flextech Change of Control has taken place by virtue of a change of control of TINTA; or





                                      14.

       (b) a Flextech Insolvency has occurred by virtue of TINTA having suffered the occurrence of one of the events listed in Clause
              19.1.4 of the Shareholders' Agreement.

       unless Flextech has delivered to Worldwide an opinion of a firm of auditors of international repute (who may be Flextech's auditors) that Flextech has sufficient working capital to meet its then foreseeable funding commitments under Clause 16 of the Shareholders' Agreement.

6.6    Flextech shall be permitted to serve only one Clawback Notice.

32.    PROTECTIVE COVENANTS

33.    In this Clause 7:-

       "RESTRICTED CHANNEL" shall mean

       (a) after the TINTA Selldown Date, a Competing Channel the programming for which is predominantly produced in the United Kingdom; and

       (b)    prior to the TINTA Selldown Date, a Competing Channel

       but shall not include any New Channel in the circumstances described in Clause 24.6 of the Shareholders' Agreement and for the purpose of Clause 7.2.2., "JV2 Competing Channel" shall mean a Competing Channel as defined in the shareholders' agreement between Flextech Parent, United Artists Investments Limited, BBCW and UK Gold Holdings of the same date as the Shareholders' Agreement;

       "TINTA TERMINATION DATE" shall mean the earliest of:-

       (a)    the later of:

              (i) the Release Date (provided that on such date no member of the TINTA Group shall have acquired any Share Interest in the Company pursuant to Clauses 3.2 and/or 8); and

              (ii) the date (the "TINTA SELLDOWN DATE") on which members of the TINTA Group no longer own more than 10% of the ordinary shares of Flextech Parent for the time being in issue;

       (b) the first date (after any member of the TINTA Group shall have acquired any Share Interest in the Company pursuant to Clauses
              3.2 and/or 8) on which no member of the TINTA Group shall have any Share Interest in the Company other than by reason of the exercise by Flextech of its rights under Clause 6;

       (c) the service of a Purchase Notice by Worldwide upon a BBC Change in Circumstances, a Flextech Insolvency or a Flextech Change of Control constituted by a change of control of TINTA;

       (d) any Transfer of any of Flextech's Share Interest pursuant to the provisions of Clause 18 of the Shareholders' Agreement (other than a Transfer in accordance with Clause 18.2 thereof) or otherwise with the consent of Worldwide to any person being:-





                                      15.

              (a) neither a member of the Flextech Group in whom Flextech Parent shall have more than 75% of the voting and economic rights nor a member of the TINTA Group; or

              (ii) a member of the Flextech Group unless such transferee shall have first executed a deed of adherence making the same subject to and bound by the provisions of the Shareholders' Agreements, the Flextech Agreements and this Deed as if it were an original party thereto or hereto in the place of Flextech;

       (e)    the Termination Date.

7.2.1 TINTA covenants with Worldwide, Flextech and the Company (but so that nothing in this Clause shall render TINTA liable in damages to any extent (if at all) greater than those for which it would be liable if this covenant were given to the Company alone) that, until the TINTA Termination Date, it shall not and shall procure that no company while it is in the TINTA Group shall (on its own or, after aggregating its interests with other members of the TINTA Group or (subject to Clause 7.5) of the TCI Group) acquire any interest in a Restricted Channel which interest shall comprise more than 20% of the issued share capital of the company which owns such Restricted Channel.

7.2.2 TINTA covenants with Worldwide, Flextech and UK Gold Holdings (but so that nothing in this clause shall render TINTA liable in damages to any extent (if at all) greater than those for which it would be liable if this covenant were given to UK Gold Holdings alone) that, until the TINTA Termination Date, it shall not and shall procure than no company while it is in the TINTA Group shall (on its own or, after aggregating its interests with other members of the TINTA Group or (subject to clause 7.5) of the TCI Group acquire any interest in a JV2 Restricted Channel which interest shall comprise more than 20% of the issued share capital of the company which owns such JV2 Restricted Channel.

7.2.3 The restrictions under this Clause 7.2 shall not apply to any of the following:-

       33.1 the channels currently owned or operated by any member of the TINTA Group or in which any member of the TINTA Group has at the date hereof an interest or is engaged; or

       (b) any arrangement whereby TINTA and/or any other company while it is in the TINTA Group provides management services to such Restricted Channel and neither TINTA nor any company while it is a company in the TINTA Group has, at the same time, more than a 20% ownership interest in such Competing Channel.

7.3 Without prejudice to Clauses 7.2.3(a) or (b), nothing in Clause 7.2 shall prevent TINTA or any company while it is in the TINTA Group from acquiring any interest (an "INVESTMENT INTEREST") in any company, corporation, entity or person who shall, at the time of such acquisition, have an interest (a "RESTRICTED CHANNEL INTEREST") in a Restricted Channel if TINTA's predominant motive or reason for making such acquisition was other than to acquire such Restricted Channel Interest and if that Restricted Channel Interest does not represent a substantial proportion of the Investment Interest. However, if such Investment Interest shall be a controlling interest, TINTA or the relevant member of the TINTA Group shall, within 180 days after completing its acquisition of such Investment Interest, either:

       33.2 if the Investment Interest is acquired before the TINTA Selldown Date, make such arrangements as are necessary to ensure that it and any member at the time of the TINTA Group or persons connected or acting in concert with it or with any such member shall cease to operate and/or hold a Restricted Channel Interest (including but without





                                      16.

              limitation by disposing of such Investment Interest in whole) or taking steps so that the conditions laid down in Clause 7.5 are no longer satisfied;

       33.3 if the Investment Interest is acquired after the TINTA Selldown Date either make arrangements as described in paragraph (a) or offer to sell such Restricted Channel Interest to the Company at fair value to be determined in the absence of agreement between the Company and TINTA in accordance with the principles embodied in Clause 21 of the Shareholders' Agreement, such offer to be open for acceptance for 180 days, subject only to obtaining any necessary third party consents; or

       33.4 if the Investment Interest was acquired by a company while it was in the TINTA Group, make such arrangements as are necessary to ensure that such company ceases to be in the TINTA Group.

       If the Company does not accept an offer made pursuant to paragraph (b), the relevant member of the TINTA Group may retain the Restricted Channel Interest.

7.4 TINTA covenants with Worldwide that until the expiration of 1 year from the later of the TINTA Termination Date and the Release Date, it shall not, and shall procure that no company while it is in the TINTA Group shall, directly or indirectly solicit or entice away from the Company, on behalf of itself or any other company while it is in the TINTA Group, any person employed by the Company or any other member of the Group, with a view to inducing that person to leave such employment and to act for another employer in the same or a similar capacity.

7.5 The provisions of Clause 7.2 which aggregate the interests of the TCI Group with those of the TINTA Group shall only apply if at the relevant time :

       33.5 the aggregate interest of the members of the TINTA Group in the Competing Channel exceeds the interest in the Competing Channel of each member of the TCI Group;

       33.6 the aggregate interests in the Competing Channel of all members of the TINTA Group and the TCI Group exceed the interests of any other person (including companies controlled by, controlling and under common control with that person) who is not a member of either the TINTA Group or the TCI Group; and

       33.7   TINTA is controlled by TCI.

34.    CHANGE OF CONTROL

35. Service of a Purchase Notice shall not be valid unless a copy of it is served on TINTA.

36. If a Flextech Change of Control (by reason only of a change in control of Flextech) shall occur and Worldwide shall have served a valid Purchase Notice in respect of such Flextech Change of Control, TINTA shall have the right to serve a notice on Worldwide and Flextech (a "TINTA NOTICE") within 14 days of the service on TINTA of a copy of such Purchase Notice provided that such Change of Control of Flextech shall not have occurred by reason of a Change of Control of TINTA.

37. If TINTA shall have served a TINTA Notice pursuant to Clause 8.2 upon a Flextech Change of Control, Flextech shall be obliged to sell and TINTA shall be obliged to purchase all of the Flextech Interest at Fair Value (having the meaning in Clause 19.3 of the Shareholders' Agreement and determined, in the absence of agreement between TINTA and Flextech in accordance with the principles embodied in Clause 21 of the Shareholders' Agreement).





                                      17.

38. Completion of the sale and purchase of the Flextech Interest pursuant to the TINTA Purchase Notice shall take place on the latter of (first) the date 150 days after the date of the Flextech Change of Control and (second) the fifth Banking Day after agreement or determination of the Fair Value of the Flextech Interest, at 12 noon at the registered office of the Company or at such time and place as Flextech, Worldwide and TINTA may agree. At completion:

       38.1 Flextech shall deliver to TINTA (as appropriate) duly executed stock transfer forms of the Shares and the Loan Stock comprised in the Flextech Interest together with the relevant share and stock certificates;

       38.2 TINTA, against such delivery, shall pay to Flextech by way of bankers' draft the Fair Value of the Flextech Interest together with interest accrued on Flextech's Loan Stock comprised in the Loan Stock to completion (to the extent such interest has not already been taken into account in the determination of the Fair Value); and

       38.3   Worldwide and Flextech shall procure that:-

              (a) TINTA shall be registered as the holder of the Share Interest comprised in the Flextech Interest in the register of members of the Company; and

              (b) A Directors appointed by Flextech shall (without compensation) each resign from their office and an equal number of TINTA's nominees or Worldwide's nominees (as appropriate) shall be appointed as A Directors in their place.

       Worldwide shall waive and shall procure that each transferee of any part of its Interest shall waive any pre-emption rights or other rights of refusal such transferee may have in respect of such transfer of the Flextech Interest.

39. Flextech shall indemnify TINTA and/or the Company (as appropriate) against any compensation for loss of office, claim, demand, action, damages, loss, costs and/or expenses TINTA and/or the Company may incur or be liable in respect of such resignation of such A Directors appointed by Flextech.

40. Flextech hereby irrevocably appoints TINTA and each and every director of TINTA from time to time to be the attorney of Flextech in the name and on behalf of Flextech and as the act and deed of Flextech to do, implement and/or give effect to any or all of the above matters.

41.    TINTA CONDUCT

       TINTA undertakes with Flextech Parent that it shall not, and shall procure that United Artists European Holdings Limited (for so long as it shall remain a member of the TINTA Group) shall not:

       41.1 exercise any of its/their voting rights in its/their capacity as shareholder(s) of Flextech Parent in bad faith and solely for the purpose of acquiring any of Flextech's Share Interest pursuant to Clauses 3 of this Deed by voting against any bona fide proposal Flextech Parent may have in respect of funding of its obligations towards the Company; or

       41.2 conduct its affairs in such a way as to cause intentionally a Flextech Change of Control, in bad faith, with a predominant motive of thereby becoming entitled to purchase the Flextech Interest pursuant to Clause 8.





                                      18.

42.    CONFIDENTIALITY

       Nothing in Clause 26 of the Shareholders' Agreement shall prohibit the disclosure of information concerning the Group to TINTA or TCI and, if so required by TINTA, Flextech and the Company shall provide such information concerning the Group as TINTA shall reasonably request. TINTA hereby undertakes to be bound by the terms of that Clause 25 of the Shareholders' Agreement in respect of information so received.

11.     FEE

       Flextech Parent shall pay to TINTA on the dates falling at three monthly intervals after the date of this Deed and on the Release Date, a fee computed from the date of this Agreement to the Release Date as follows:

       42.1 L.400,000 in respect of the period from 1st April 1997 to 31st March 1998;

       42.2 L.200,000 in respect of the period from 1st April 1998 to 31st March 1999;

       42.3 L.150,000 in respect of the period from 1st April 1999 to 31st March 2000;

       42.4   thereafter, at a rate equal to the sum of:

              (i) 0.5 per cent per annum (calculated for this purpose from 1st April to 31st March) on the daily undrawn and uncalled amount of Flextech's funding obligation under Clauses
                     16.1.2 and 16.1.3 of the Shareholders' Agreement; less

              (ii) any commitment fee payable by members of the Group in respect of each such three month period on the funding commitment from banks unconditionally available to meet such funding obligations.

       If the Release Date falls before 31st March 2000, the fee in respect of the last fee period shall be time apportioned.

43.    CO-SALE RIGHTS

       No Co-Sale Right shall arise in consequence of any sale, purchase or transfer of any Interest pursuant to this Deed.

44.    CONFLICT WITH THE SHAREHOLDERS' AGREEMENT

       As regards the relationship between the parties to and under this Deed, if there shall be any conflict between the terms of this Deed and the Shareholders' Agreement the terms of this Deed shall prevail in relation to TINTA. Subject to Clause 8.1, as regards the relationship between the parties (other than TINTA) the Shareholders' Agreement shall prevail.

45.    NO ASSIGNMENT

       The provisions of this Deed shall be binding on and enure to the benefit of the successors of each party hereto provided that no party may agree to assign, transfer, charge or otherwise dispose of or subcontract any of its rights or obligations hereunder without the prior written consent of the other parties.





                                      19.

46.    WAIVERS, REMEDIES CUMULATIVE, AMENDMENTS ETC

47. No failure or delay by any of the parties hereto in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise by any of the parties hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

48. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

49. Save as expressly provided in this Deed, no provision of this Deed may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Deed be waived or discharged except with the express written consent of the parties not in breach.

50.    INVALIDITY AND RESTRICTIVE TRADE PRACTICES

51. If any provision of this Deed is adjudicated to be invalid or unenforceable, its remaining provisions shall remain valid and enforceable and (the parties) shall promptly negotiate in good faith with each other to agree on a new provision to replace the one adjudicated as invalid or unenforceable, in order to carry out their original intent to the extent allowed by law.

52. Any restriction contained in this Deed and in any arrangement of which this Deed forms part by virtue of which this Deed or such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 shall come into effect on the date following the day on which particulars of this Deed and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such restriction).

53.    NO PARTNERSHIP OR AGENCY

       Nothing in this Deed shall be deemed to constitute a partnership between any of the parties hereto nor, save as expressly set out herein, constitute any party the agent of another party for any purpose.

54.    ANNOUNCEMENTS

       Unless otherwise required by law or any regulatory authority, no announcement or circular in connection with the subject matter of this Deed shall be made or issued by or on behalf of any of the parties hereto without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

55.    COSTS

       Save as expressly provided herein, each of the Parties shall pay its own costs, charges and expenses connected with the preparation and implementation of this Deed and the transactions contemplated by it.

56.    ENTIRE AGREEMENT

       This Deed together with all agreements referred to herein constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and none of the





                                      20.

       parties hereto has entered into this Deed in reliance upon any representation or warranty other than any such as may be set out herein.

57.    NOTICES

58. Any notice or other communication given or made under this Deed shall be made in writing and shall be and may be delivered to the relevant party at the address of that party specified in this Deed or sent by facsimile transmission to that party a facsimile transaction number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address or number not so notified.

59. Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by delivery, when left at the relevant address and, if by facsimile transmission, upon receipt of the relevant transmission report or in each case the next working day thereafter if not a working day or if not delivered or received within business hours of 9.30 a.m. to 5.30 p.m. in the local time of the recipient.

60.    FURTHER ASSURANCES

       Each of the parties hereto undertakes to each of the others that, in so far as it is legally able, it shall from time to time after Completion execute such further acts and do such further things as may be required to give effect to the terms of this Deed.

61.    GOVERNING LAW AND SERVICE OF PROCESS

62. This Deed shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Deed.

63. TINTA hereby appoints Grays Inn Secretaries Limited of 5 Chancery Lane, Clifford's Inn, London EC4A 1BU (marked for the personal attention of Philip Goodwin and Simon Brown) as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Deed.





                                      21.

IN WITNESS whereof the parties have executed this Deed as a deed on the date set out on page 1


EXECUTED for and                           )
on behalf of TELE-COMMUNICATIONS           )
INTERNATIONAL, INC.  in the presence of:   )
                                                  Director



                                                  Director/Secretary



EXECUTED for and on behalf of              )
FLEXTECH p.l.c. in the presence of:        )
                                                  Director



                                                  Director/Secretary



EXECUTED for and on behalf of              )
FLEXTECH DIGITAL BROADCASTING              )
LIMITED                                    )
in the presence of:                        )
                                                  Director



                                                  Director/Secretary



EXECUTED for and                           )
on behalf of BBC WORLDWIDE LIMITED         )
in the presence of:                        )
                                                  Director



                                                  Director/Secretary



EXECUTED for and                           )
on behalf of UK CHANNEL MANAGEMENT         )
LIMITED in the presence of:                )
                                                  Director



                                                  Director/Secretary





                                      22.